                                                                   EXHIBIT 3.6.1



                 AMENDMENT NO. 1 TO THE ASSET PURCHASE AGREEMENT

                  THIS AMENDMENT NO. 1 TO THE ASSET PURCHASE AGREEMENT (the "Amending Agreement") is made and is effective the 4th day of May, 2001, by and between CELESTICA CORPORATION, a Delaware corporation ("Buyer"), and AVAYA INC., a Delaware corporation ("Seller").

                  WHEREAS Buyer and Seller entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of February 19, 2001, providing, on the terms and conditions therein set forth, for the purchase by Buyer from Seller and the sale by Seller to Buyer of the Purchased Assets;

                  AND WHEREAS Buyer and Seller wish to amend the Asset Purchase Agreement as hereinafter provided to (i) update certain schedules thereto and
(ii) accurately reflect the parties' intentions with respect to the purchase and sale of the Denver and Little Rock Purchased Inventory;

                  NOW THEREFORE THIS AMENDMENT NO. 1 TO THE ASSET PURCHASE AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree as follows:

1. DEFINITIONS. Unless otherwise expressly defined herein, all terms which appear in this Amending Agreement (including the recitals hereto) and which are defined in the Asset Purchase Agreement shall have the respective meanings given to them in the Asset Purchase Agreement.

2. AMENDMENTS TO THE ASSET PURCHASE AGREEMENT. The Asset Purchase Agreement is amended as follows:

     (a) the definition of "Delayed Closing" in Section 1.1 is hereby amended by deleting the phrase "Denver and Little Rock Inventory Closing" and replacing it with the phrase "Inventory Closings";

     (b) the definition of "Delayed Closing Date" in Section 1.1 is hereby amended by deleting the phrase "Denver and Little Rock Inventory Closing Date" and replacing it with the phrase "Inventory Closing Dates";

     (c) the definition of "Delayed Purchased Assets" in Section 1.1 is hereby deleted in its entirety and replaced with "means, collectively, the Delayed Shreveport Purchased Assets, the Denver Purchased Inventory, the Little Rock Purchased Inventory, the Denver Purchase Orders and the Little Rock Purchase Orders";

     (d) the definitions of "Denver and Little Rock Inventory Closing", "Denver and Little Rock Inventory Closing Date", "Denver and Little Rock Inventory Purchase Price", "Denver and Little Rock Inventory Schedule", "Denver and Little Rock Purchase Orders", "Denver and Little Rock Purchased Inventory", "Initial Denver and Little Rock Inventory Net Book Value" and "Initial Denver and Little Rock

          Inventory Net Book Value of the Third Auditor" in Section 1.1 are hereby deleted in their entirety;

     (e)  the following definitions are hereby inserted in alphabetical order in
          Section 1.1 of the Asset Purchase Agreement:

          "Applicable Inventory Purchase Price" has the meaning assigned in
          Section 2.3(c)(i).

          "Denver Purchase Orders" means, collectively, all purchase order Contracts relating to the Denver Purchased Inventory.

          "Denver Purchased Inventory" means, on any Inventory Closing Date, the Purchased Inventory located at the Denver Premise which is to be purchased by Buyer hereunder on such Inventory Closing Date.

          "Initial Inventory Net Book Value" has the meaning assigned in Section 2.3(c)(iv).

          "Initial Inventory Net Book Value of the Third Auditor" has the meaning assigned in Section 2.3(c)(iv).

          "Inventory Closing" means, in respect of a purchase and sale of any Denver Purchased Inventory or any Little Rock Purchased Inventory, or both, the completion of the purchase and sale of such Purchased Inventory pursuant to and in accordance with the terms of this Agreement.

          "Inventory Closing Date" means the date on which Denver Purchased Inventory or Little Rock Purchased Inventory or both are transferred to Buyer in accordance with Section 7.1(c).

          "Inventory Purchase Price" has the meaning assigned in Section 2.3(c)(i).

          "Inventory Schedule" has the meaning assigned in Section 2.3(c)(ii).

          "Little Rock Purchase Orders" means, collectively, all purchase order Contracts relating to the Little Rock Purchased Inventory.

          "Little Rock Purchased Inventory" means, on any Inventory Closing Date, the Purchased Inventory located at the Little Rock Premise which is to be purchased by Buyer hereunder on such Inventory Closing Date.

     (f)  Section 2.1 is hereby amended by:

         (i) deleting the phrase "Sections 2.1(a) through 2.1(j)" and replacing it with the phrase "Sections 2.1(a) through 2.1(k)";

        (ii) deleting the word "and" after the phrase "the Business Records" in clause (i);

       (iii) deleting the "." and replacing it with "; and" at the end of clause (j); and

        (iv) adding the following provision after clause (j):

             "(k) the furniture and equipment and other similar items owned and used by Seller at the cafeteria in the Denver Premise.";

     (g) Section 2.3(c) is hereby deleted in its entirety and replaced by the following:

              "(c)  Inventory Closings

                    (i) In consideration of the sale, transfer, assignment,
               conveyance and delivery by Seller of the Denver Purchased Inventory and the Little Rock Purchased Inventory, Buyer shall pay to Seller on each Inventory Closing Date, the net book value of the Purchased Inventory to be purchased on such Inventory Closing Date (as may be adjusted in accordance with this Section 2.3(c), each the "APPLICABLE INVENTORY PURCHASE PRICE") and, on the last Inventory Closing Date, TWENTY SEVEN MILLION DOLLARS ($27,000,000) (together with the Applicable Inventory Purchase Price, the "INVENTORY PURCHASE PRICE", and the Inventory Purchase Price together with the Initial Purchase Price and the Shreveport Purchase Price, the "PURCHASE PRICE") in cash by wire transfer of immediately available funds to an account designated by Seller's written instructions to Buyer at least two (2) Business Days prior to the applicable Inventory Closing. The net book value of the Denver Purchased Inventory and the Little Rock Purchased Inventory to be purchased and sold on each Inventory Closing Date shall be determined in accordance with this Section 2.3(c).

                    (ii) As close as possible to each Inventory Closing Date,
               but in any event not more than five (5) Business Days prior thereto, Seller will in good faith prepare and deliver to Buyer a schedule (the "INVENTORY SCHEDULE") setting forth the net book value of the Purchased Inventory to be purchased and sold on such Inventory Closing Date. In order to prepare the Inventory Schedule for such Inventory Closing Date, Buyer shall provide Seller full access during regular business hours to the Denver Premise and the Little Rock Premise, as appropriate, and the relevant records necessary to prepare the Inventory Schedule. The Inventory Schedule shall be prepared in a manner consistent with the preparation of the Initial Balance Sheet. During such five
               (5) day period, Seller and Buyer shall jointly conduct a physical inventory of the Purchased Inventory to be purchased and sold on such Inventory Closing Date. To the extent Buyer agrees with Seller's calculation of the net book value of the Purchased Inventory to be purchased and sold on such Inventory

               Closing Date as set forth in the Inventory Schedule for such Inventory Closing Date, or if Seller and Buyer agree on a different net book value amount, Buyer shall pay Seller on such Inventory Closing Date such agreed upon amount. To the extent Buyer and Seller cannot reasonably agree on the net book value of the Purchased Inventory to be purchased and sold on such Inventory Closing Date by the day immediately prior to such Inventory Closing Date, Buyer shall nevertheless be obligated to pay Seller on such Inventory Closing Date the net book value amount set forth in the Inventory Schedule for such Inventory Closing Date, subject to the audit rights set forth in Section 2.3(c)(iii) below.

                    (iii) To the extent Buyer and Seller cannot reasonably agree on the net book value of the Purchased Inventory to be purchased and sold on an Inventory Closing Date, promptly following such Inventory Closing Date, Seller's Auditor and Buyer's Auditor shall select the Third Auditor who shall definitively decide the net book value of the Purchased Inventory to be purchased and sold on such Inventory Closing Date. The Third Auditor will be given full access by Buyer, during regular business hours, to the relevant records and other work papers necessary to review the Inventory Schedule. Buyer and Seller shall each pay one-half of the fee charged by the Third Auditor, and each shall be solely responsible for any fees charged by auditors of such party.

                    (iv) An amount equal to the net book value of the Purchased
               Inventory to be purchased and sold on any Inventory Closing Date set forth in the Inventory Schedule shall be referred to as the "INITIAL INVENTORY NET BOOK VALUE." An amount equal to the net book value of the Purchased Inventory to be purchased and sold on such Inventory Closing Date as determined by the Third Auditor shall be referred to as the "INITIAL INVENTORY NET BOOK VALUE OF THE THIRD AUDITOR." If the Initial Inventory Net Book Value in respect of any Inventory Closing is less than the Initial Inventory Net Book Value of the Third Auditor, then Buyer shall pay the difference between such amounts to Seller in cash by wire transfer of immediately available funds to an account designated by Seller's written instructions to Buyer, and if the Initial Inventory Net Book Value in respect of any Inventory Closing is greater than the applicable Initial Inventory Net Book Value of the Third Auditor, then Seller shall pay the difference between such amounts to Buyer in cash by wire transfer of immediately available funds to an account designated by Buyer's written instructions to Seller. Any such payment shall be made on or before 60 calendar days after the applicable Inventory Closing Date, and any such payment shall be considered an addition or reduction, as applicable, to the Purchase Price.";

     (h) Section 2.4 is hereby amended by deleting the phrase "Denver and Little Rock Purchase Orders" in each case and replacing it with "Denver Purchase Orders and Little Rock Purchase Orders";

     (i) Sections 2.6(d) and 2.6(e) are hereby amended by deleting in its entirety the phrase "Denver and Little Rock Purchase Order" in each case and replacing it with "Denver Purchase Order or a Little Rock Purchase Order" and deleting in its entirety the phrase "Denver and Little Rock Inventory Closing Date" in each case and replacing it with "Inventory Closing Date";

     (j) Section 3.16 is hereby amended by deleting the phrase "Denver and Little Rock Inventory Closing Date" in each case and replacing it with "applicable Inventory Closing Date";

     (k) Section 5.4(f) is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

         "From and after the Effective Time on the Initial Closing Date, Buyer shall be responsible for all accrued, unused vacation balances owed to Transferred Employees who are Represented Employees who elect, prior to the Initial Closing Date, to transfer such accrued, unused vacation balances to their employment with Buyer and Seller shall deliver to the Buyer at least one (1) Business Day prior to the Initial Closing Date a list of all such Transferred Employees, which list shall set out the accrued, unused vacation balances so transferred and the applicable hourly wage rate of such Transferred Employees. The Initial Purchase Price shall be reduced by an amount equal to the aggregate of all accrued, unused vacation balances transferred to Buyer in accordance with this Section 5.4(f).";

     (l) Section 7.1(c) is hereby deleted in its entirety and replaced by the following:

          "Subject to compliance with the terms and conditions hereof, the transfer of the Denver Purchased Inventory and the Little Rock Purchased Inventory and the assignment and assumption of the related Denver Purchase Orders and Little Rock Purchase Orders, as the case may be, shall be effective on a sequential basis in accordance with a timetable to be mutually agreed by Seller and Buyer during a period of time which shall begin on the Initial Closing Date and shall end no later than October 1, 2001. At the Effective Time on each Inventory Closing Date, Seller will transfer to Buyer title to any Denver Purchased Inventory and any Little Rock Purchased Inventory being transferred on such date.";

     (m) Exhibit A to Schedule 1.1(a) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 1.1(a)(A) attached to this Amending Agreement;

     (n) Exhibit A to Schedule 1.1(b) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 1.1(b)(A) attached to this Amending Agreement;

     (o) Exhibit B to Schedule 1.1(c) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 1.1(c)(B) attached to this Amending Agreement;

     (p) Schedule 2.1(b) of the Asset Purchase Agreement, together with the exhibits thereto, is hereby deleted in its entirety and replaced with
          Schedule 2.1(b) attached to this Amending Agreement;

     (q) Schedule 2.1(c) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 2.1(c) attached to this Amending Agreement;

     (r) Schedule 2.2(j) of the Asset Purchase Agreement, together with the exhibits thereto, is hereby deleted in its entirety and replaced with
          Schedule 2.2(j) attached to this Amending Agreement;

     (s) Exhibit A to Schedule 2.4(a) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 2.4(a)(A) attached to this Amending Agreement;

     (t) Schedule 3.9(a) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 3.9(a) attached to this Amending Agreement;

     (u) Exhibits A, B2, C1 and E to Schedule 3.10 of the Asset Purchase Agreement are hereby deleted in their entirety and replaced with Schedules 3.10(A), 3.10(B2) 3.10(C1) and 3.10(E) attached to this Amending Agreement, respectively; and

     (v) Schedule 3.18 of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 3.18 attached to this Amending Agreement.

3. COVENANT OF SELLER. Seller agrees that it shall repair all leaks in the roof at the Little Rock Premise, which leaks are in existence on the date hereof, and be liable for all costs related thereto. If such repair has not been completed within 30 days of the date hereof, Buyer may have the repairs performed and invoice Seller for reimbursement of the cost of the repairs, and Seller shall reimburse Buyer for such costs.

4. CONFIRMATION OF THE ASSET PURCHASE AGREEMENT. Except as specifically provided for in the foregoing provisions of this Amending Agreement, the Asset Purchase Agreement shall continue in full force and effect and each of Buyer and Seller hereby confirms the terms of the Asset Purchase Agreement, as so amended. This Amending Agreement and the Asset Purchase Agreement shall be read, interpreted, construed and have effect as, and shall constitute, one agreement with the same effect as if the amendments made by this Amending Agreement had been contained in the Asset Purchase Agreement as of the date hereof.

5. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

6. COUNTERPARTS. This Amending Agreement may be executed in one or more counterparts, each of which when so executed shall constitute an original and all of which shall constitute one and the same agreement.

                  IN WITNESS WHEREOF the parties hereto have executed this Amendment No. 1 to the Asset Purchase Agreement.

                                    CELESTICA CORPORATION


                                     by: ______________________________________
                                         Name: Rahul Suri
                                         Title:  Authorized Signatory


                                     AVAYA INC.


                                      by: _____________________________________
                                      Name:
                                      Title: